MQB | McELROY, QUIRK & BURCH
A Professional Corporation • Certified Public Accountants • Since 1925

800 Kirby Street • P.O. Box 3070 • Lake Charles, LA 70602-3070
337 433-1063 • Fax 337 436-6618 • Web page: www.mqb-cpa.com

Robert M. Gani, CPA, MT
Mollie C. Broussard, CPA
Jason L. Guillory, CPA
Greg P. Naquin, CPA, CFP™
Billy D. Fisher, CPA
Joe G. Peshoff, II, CPA, CVA
David M. DesOrmeaux, CPA

Michael N. McGee, CPA
Paula J. Thompson, CPA
Robin Anderson Conrad, CPA

MT - Masters of Taxation
CVA - Certified Valuation Analyst
CFP - Certified Financial Planner

01276.000 CKX Lands, Inc. Audit 12/31/13 1200.215 Consent Letter

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Annual Report on Form 10-K of CKX Lands, Inc. for the year ended December 31, 2013 of our report dated March 21, 2014, relating to the financial statements of CKX Lands, Inc. for the two years ended December 31, 2013.

McElroy Quirk & Burch

Lake Charles, Louisiana
March 21, 2014